[CONFORMED COPY]


                                  $405,000,000

                               TERM LOAN AGREEMENT

                                   dated as of

                                January 28, 1998

                                      among

                        The Estee Lauder Companies Inc.,
                                  as Borrower,


                               Estee Lauder Inc.,
                                  as Guarantor


                            The Banks Listed Herein,


                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent


                                       and


                            The Chase Manhattan Bank
                                       and
                                 Citibank, N.A.
                           as Co-Documentation Agents

                             -----------------------



(NY) 27009/420/CA/ca.term.conf.wpd

                                                              PAGE

                         TABLE OF CONTENTS

                         ---------------

                                                              PAGE

                            ARTICLE 1
                           DEFINITIONS

SECTION 1.01.  Definitions.......................................1
SECTION 1.02.  Accounting Terms and Determinations..............13

                            ARTICLE 2
                           THE CREDITS

SECTION 2.01.  Commitments to Lend..............................14
SECTION 2.02.  Notice of Borrowing..............................14
SECTION 2.03.  Notice to Banks; Funding of Loans................14
SECTION 2.04.  Notes............................................15
SECTION 2.05.  Maturity of Loans................................16
SECTION 2.06.  Interest Rates...................................16
SECTION 2.07.  Method of Electing Interest Rates................17
SECTION 2.08.  Mandatory Termination of Commitments.............18
SECTION 2.09.  Optional Prepayments.............................19
SECTION 2.10.  General Provisions as to Payments................19
SECTION 2.11.  Funding Losses...................................20
SECTION 2.12.  Computation of Interest and Fees.................20
SECTION 2.13.  Regulation D Compensation........................20

                            ARTICLE 3
                            CONDITIONS

SECTION 3.01.  Closing..........................................21
SECTION 3.02.  Borrowing........................................21

                            ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power....................22
SECTION 4.02.  Corporate and Governmental Authorization; No
      Contravention.............................................22
SECTION 4.03.  Binding Effect...................................23
SECTION 4.04.  Financial Information............................23
SECTION 4.05.  Litigation.......................................23
SECTION 4.06.  Compliance with ERISA............................23

                                                              PAGE

SECTION 4.07.  Environmental Matters............................24
SECTION 4.08.  Taxes............................................24
SECTION 4.09.  Subsidiaries.....................................24
SECTION 4.10.  Regulatory Restrictions on Borrowing.............25
SECTION 4.11.  Full Disclosure..................................25

                            ARTICLE 5
                            COVENANTS

SECTION 5.01.  Information......................................25
SECTION 5.02.  Payment of Obligations...........................27
SECTION 5.03.  Insurance........................................28
SECTION 5.04.  Conduct of Business and Maintenance of Existence.28
SECTION 5.05.  Compliance with Laws.............................28
SECTION 5.06.  Inspection of Property, Books and Records........29
SECTION 5.07.  Mergers and Sales of Assets......................29
SECTION 5.08.  Use of Proceeds..................................29
SECTION 5.09.  Negative Pledge..................................29
SECTION 5.10.  Debt to Total Capital............................31
SECTION 5.11.  Interest Coverage Ratio..........................31
SECTION 5.12.  Debt of Subsidiaries.............................31
SECTION 5.13.  Transactions with Affiliates.....................31

                            ARTICLE 6
                             DEFAULTS

SECTION 6.01.  Events of Default................................32
SECTION 6.02.  Notice of Default................................34

                            ARTICLE 7
                            THE AGENTS

SECTION 7.01.  Appointment and Authorizations...................35
SECTION 7.02.  Agents and Affiliates............................35
SECTION 7.03.  Action by Agents.................................35
SECTION 7.04.  Consultation with Experts........................35
SECTION 7.05.  Liability of Agents..............................35
SECTION 7.06.  Indemnification..................................36
SECTION 7.07.  Credit Decision..................................36
SECTION 7.08.  Successor Agents.................................36


                                       ii
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                                                              PAGE

                            ARTICLE 8
                     CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate
               or Unfair........................................37
SECTION 8.02.  Illegality.......................................37
SECTION 8.03.  Increased Cost and Reduced Return................38
SECTION 8.04.  Taxes............................................39
SECTION 8.05.  Base Rate Loans Substituted for Affected
               Euro-Dollar Loans................................41
SECTION 8.06.  Substitution of Banks............................41

                            ARTICLE 9
                          MISCELLANEOUS

SECTION 9.01.  Notices..........................................42
SECTION 9.02.  No Waivers.......................................42
SECTION 9.03.  Expenses; Indemnification........................42
SECTION 9.04.  Sharing of Set-Offs..............................43
SECTION 9.05.  Amendments and Waivers...........................44
SECTION 9.06.  Successors and Assigns...........................44
SECTION 9.07.  Collateral.......................................46
SECTION 9.08.  Governing Law, Submission to Jurisdiction........46
SECTION 9.09.  Counterparts; Integration; Effectiveness.........46
SECTION 9.10.  WAIVER OF JURY TRIAL.............................47
SECTION 9.11.  Confidentiality..................................47

                            ARTICLE 10
                             GUARANTY

SECTION 10.01.  The Guaranty....................................48
SECTION 10.02.  Guaranty Unconditional..........................48
SECTION 10.03.  Discharge Only upon Payment in Full;
                Reinstatement In Certain Circumstances..........49
SECTION 10.04.  Waiver by the Guarantor.........................49
SECTION 10.05.  Subrogation.....................................49
SECTION 10.06.  Stay of Acceleration............................49
SECTION 10.07.  Limitation of Liability.........................50


                                      iii
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                                                              PAGE

EXHIBIT A -    Note
EXHIBIT B -    Opinion of Counsel for the Obligors
EXHIBIT C -    Opinion of Special Counsel for the Agents
EXHIBIT D -    Assignment and Assumption Agreement







                                       iv
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      AGREEMENT dated as of January 28, 1998 among THE ESTEE LAUDER COMPANIES
INC., as Borrower, ESTEE LAUDER INC., as Guarantor, the BANKS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as CoDocumentation Agents.

      The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01.  Definitions.    The following terms, as used herein, have
the following meanings:

      "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

      "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

      "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Guarantor (a "CONTROLLING PERSON") or (ii) any Person (other than the Guarantor or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to vote securities constituting 10% or more of the voting power represented by all of the outstanding voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "AGENTS" means the Co-Documentation Agents and the Administrative Agent, and "AGENT" means anyone of them.

      "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

      "ASSIGNEE" has the meaning set forth in Section 9.06(c) .

      "AVAILABILITY PERIOD" means the period from and including the Closing Date to and including the Commitment Termination Date.

      "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) , and their respective successors.

      "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

      "BASE RATE LOAN" means (i) the Loan of a Bank (or any portion thereof) at any time during which it bears interest at the Base Rate pursuant to the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

      "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "BORROWER" means The Estee Lauder Companies Inc., a Delaware corporation, and its successors.

      "BORROWING" means the borrowing hereunder consisting of a single loan made to the Borrower by each Bank pursuant to Article 2.

      "BORROWING DATE" means the date the Borrowing is made pursuant to
Article 2.

      "CLOSING DATE" means the date on or after the Effective Date on which the Co-Documentation Agents shall have received the documents specified in or pursuant to Section 3.01.

      "CO-DOCUMENTATION AGENTS" means The Chase Manhattan Bank and Citibank, N.A., each in its capacity as Co-Documentation Agent for the Banks hereunder, and its successors in such capacity, and "CO-DOCUMENTATION AGENT" means either one.

      "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, until such amount is reduced to zero pursuant to Sections 2.08.

      "COMMITMENT TERMINATION DATE" means February 2, 1998.

      "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

      "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain or loss.

      "CONSOLIDATED DEBT" means at any date the average of the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, at the last day of each of the four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date.

      "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

      "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (excluding for this purpose any amount attributable to stock which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise, other than shares of the Borrower's $6.50 cumulative redeemable preferred stock, par value $.01 per share, outstanding on the date of this Agreement) less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

      "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

      "DEBT TO CAPITAL RATIO" means at any date the ratio of (i) Consolidated Debt to (ii) Total Capital, in each case determined at such date.

      "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

      "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

      "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.09.

      "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

      "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

      "EURO-DOLLAR LOAN" means (i) the Loan of a Bank (or any portion thereof) at any time during which it bears interest at a Euro-Dollar Rate pursuant to the Notice of Borrowing or applicable Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

      "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 2.06(b) on the basis of the London Interbank Offered Rate.

      "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on EuroDollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

      "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

      "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of July 1, 1996 among the Guarantor (there, as borrower), the Borrower (there, as guarantor), the Banks listed therein, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

      "GROUP OF LOANS" means at any time a portion of the Loans consisting of
(i) all portions of the Loans which are Base Rate Loans at such time or (ii) all portions of the Loans which are Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

      "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

      "GUARANTOR" means Estee Lauder Inc., a Delaware corporation, and its successors.

      "GUARANTY" means the obligations of the Guarantor set forth in Article 10.

      "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

      "INDEMNITEE" has the meaning set forth in Section 9.03(b).

      "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, or three months thereafter, as the Borrower may elect in the applicable notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the
            Maturity Date shall end on the Maturity Date.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "LAUDER FAMILY MEMBER" means (i) Mrs. Estee Lauder and her estate, guardian, conservator or committee, (ii) each descendant of Mrs. Estee Lauder (each such Person, a "LAUDER DESCENDANT") and their respective estates, guardians, conservators or committees, (iii) each Family Controlled Entity, (iv) each Current Spouse of Lauder Descendants and (v) the trustees, in their respective capacities as such, of each Family Controlled Trust. As used herein, "FAMILY CONTROLLED ENTITY" means (w) any not-for-profit corporation if at least a majority of its board of directors is composed of Mrs. Estee Lauder and/or Lauder Descendants and/or Current Spouses of Lauder Descendants, (x) any other corporation if (i) both (aa) Mrs. Estee Lauder and/or Lauder Descendants and/or Current Spouses of Lauder Descendants (or in the case of subclause (i)(aa)(xx), their respective estates, guardians, conservators or committees) (xx) hold in the aggregate, directly or indirectly through one or more wholly owned Persons, securities having ordinary voting power to elect a majority of the board of directors of such corporation or (yy) constitute a majority of the board of directors of such corporation and (bb) at least a majority of the value of the outstanding equity of such corporation is owned by Lauder Family Members or (ii) at least 80% of the value of the outstanding equity of such corporation is owned by Lauder Family Members, (y) any partnership if at least a majority of the value of its partnership interests (both general and limited) are owned by Lauder Family Members, and (z) any limited liability or similar company if (i) both (aa) Mrs. Estee Lauder and/or Lauder Descendants and/or Current Spouses of Lauder Descendants (or, in the case of subclause (i)(aa)(xx), their respective estates, guardians, conservators or committees) (xx) hold in the aggregate, directly or indirectly through one or more wholly owned Persons, securities or other equity interests having ordinary voting power to elect or appoint at least a majority of the managing members of such company or (yy) constitute a majority of the managing members of such company and (bb) a majority of the value of such company is owned by Lauder Family Members or (ii) at least 80% of the value of such company is owned by Lauder Family Members. As used herein, "FAMILY CONTROLLED TRUST" shall mean any trust the primary beneficiaries of which are Mrs. Estee Lauder, Lauder Descendants, Spouses of Lauder Descendants and/or charitable organizations (collectively, "LAUDER BENEFICIARIES"); provided, that, if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mrs. Estee Lauder and/or Lauder Descendants and/or Current Spouses of Lauder Descendants. For purposes of the definition of "FAMILY CONTROLLED TRUST", the primary beneficiaries of a trust will be deemed to be Lauder

Beneficiaries if, under the maximum exercise of discretion by the trustee in favor of persons who are neither Lauder Beneficiaries nor Family Controlled Trusts, the value of the interests of such persons in such trust, computed actuarially, is less than 50%. In determining the primary beneficiaries of a trust for purposes of the definition of "FAMILY CONTROLLED TRUST", (A) the factors and methods prescribed in section 7520 of the Internal Revenue Code of 1986, as amended, for use in ascertaining the value of certain interests shall be used in determining a beneficiary's actuarial interest in a trust, (B) the actuarial value of the interest in a trust of any person in whose favor a testamentary power of appointment may be exercised shall be deemed to be zero and (C) in the case of a trust created by one or more of Mrs. Estee Lauder, Joseph H. Lauder or Lauder Descendants, the actuarial value of the interest in such trust of any person who may receive trust property only at the termination of the trust and then only in the event that, at the termination of the trust, there are no living issue of one or more of Mrs. Estee Lauder, Joseph H. Lauder or Lauder Descendants shall be deemed to be zero. For purposes hereof, (1) "SPOUSES OF LAUDER DESCENDANTS" means those individuals who at any time were married to any Lauder Descendant whether or not such marriage is subsequently dissolved by death, divorce, or by any other means, (2) "CURRENT SPOUSE OF LAUDER DESCENDANTS" means an individual who is married to a Lauder Descendant, but only so long as such marriage has not been dissolved by death, divorce or by any other means, (3) the relationship of any person that is derived by or through legal adoption shall be considered a natural relationship, (4) a minor who is a descendant of Mrs. Estee Lauder and for whom equity interests are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered the holder of such equity interests and the custodian who is the record holder of such equity interests shall not be considered the holder thereof, (5) an incompetent stockholder of any equity interests whose equity interests are owned or held by a guardian or conservator shall be considered the holder of such equity interest and such guardian or conservator who is the holder of such equity interests shall not be considered the holder thereof, (6) any equity interests pledged by a holder thereof as security for any obligation shall be deemed to be held by such holder unless and until the pledgee of such equity interests has declared a default with respect to such obligation and has the right (whether or not being presently exercised) to vote or direct the voting of such equity interests and (7) except as provided in clauses (4), (5) and (6) above, the holder of any equity interests shall mean the record holder of such equity interests; provided, however, that if such record holder of such equity interests is a nominee, the holder of such equity interests shall be the first person in the chain of ownership of such equity interests who is not holder thereof solely as a nominee.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "LOAN" has the meaning set forth in Section 2.01.

      "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.06(b) .

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

      "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $20,000,000.

      "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $20,000,000.

      "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $20,000,000.

      "MATURITY DATE" means February 1, 2005 or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Euro-Dollar Business Day.

      "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

      "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

      "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.07.

      "OBLIGORS" means the Borrower and the Guarantor, and "OBLIGOR" means either one.

      "PARENT" means, with respect to any Bank, any Person controlling such Bank.

      "PARTICIPANT" has the meaning set forth in Section 9.06(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

      "PROSPECTUS" means the final prospectus dated as of November 16, 1995 included in Registration Statement No. 33-97180 of the Guarantor on Form S-1.

      "QUARTERLY DATES" means each March 31, June 30, September 30 and December 31.

      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REQUIRED BANKS" means at any time Banks having in excess of 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing in excess of 50% of the aggregate unpaid principal amount of the Loans.

      "SENIOR OFFICER" means, with respect to any Person, the chief executive officer, the chief operating officer, the president, the chief financial officer, the general counsel, the chief accounting officer or the treasurer of such Person (or in any case persons having substantially similar responsibilities regardless of title).

      "SHARES" means shares of common stock of the Borrower (which shares may be shares of Class A common stock or Class B common stock).

      "SIGNIFICANT SUBSIDIARY" means at any time a Subsidiary that as at that time would be a "SIGNIFICANT SUBSIDIARY" as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the date hereof, provided that the Guarantor is always a Significant Subsidiary.

      "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower.

      "TOTAL CAPITAL" means, at any date, the sum of (x) Consolidated Debt plus
(y) consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (excluding for this purpose any amount attributable to stock which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise, other than shares of the Borrower's $6.50 cumulative redeemable preferred stock, par value $.01 per share, outstanding on the date of this Agreement), in each case determined at such date.

      "TRIGGER DATE" means the first date on which:

                   (a) any of the terms of Sections 4.2(a), 4.2(c)(i),
            4.2(c)(ii), 4.2(c)(iii), 4.2(c)(iv) or 4.2(d) of the Restated
            Certificate of Incorporation of the Borrower, as in effect on the date of this Agreement (the "CERTIFICATE OF INCORPORATION"), are amended or modified in any manner; or

                  (b) the Borrower issues any class of preferred stock having greater voting rights than the voting rights of the holders of the shares of $6.50 cumulative redeemable preferred stock, par value $.01 per share, under the Certificate of Incorporation or has outstanding one or more classes or series of preferred stock the holders of which, in the aggregate, are under all circumstances or upon the occurrence of a contingency that has occurred entitled to elect a majority of the board of directors of the Borrower; or

                  (c) the Borrower issues, or the Certificate of Incorporation is amended to authorize the issuance of, any class of stock with any right to elect any director to the board of directors of the Borrower (regardless of whether such right may be exercised under all circumstances or solely upon the occurrence of a contingency) not authorized to be issued on the date of this Agreement; or

                  (d) the outstanding shares of Class B common stock of the
            Borrower are converted into shares of Class A common stock of the Borrower pursuant to the terms of Section 4.2(d)(i) of the Certificate of Incorporation.

      "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the

Administrative Agent notifies the Borrower that the Required Banks wish to amend
Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Guarantor, the Borrower and the Required Banks.


                                    ARTICLE 2
                                   THE CREDITS

      SECTION 2.01. Commitments to Lend. (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a single loan (its "Loan" and collectively the "Loans") to the Borrower on any Euro-Dollar Business Day during the Availability Period in an amount equal to the amount of its Commitment. The Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments and, subject to Article 8, shall consist solely of Euro-Dollar Loans. The Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

      SECTION 2.02. Notice of Borrowing. The Borrower shall give the Administrative Agent notice (the "NOTICE OF BORROWING") not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the Borrowing Date specifying:

     (i) the Borrowing Date, which shall be a Euro-Dollar Business Day; and

    (ii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

      SECTION 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of the Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the Borrowing Date, each Bank shall make available its share of the Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 . Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

      (c) Unless the Administrative Agent shall have received notice from a Bank prior to the Borrowing Date that such Bank will not make available to the Administrative Agent such Bank's share of the Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the Borrowing Date in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

      SECTION 2.04. Notes. (a) The Loan of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loan.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that a portion of its Loan of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such portion. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely portions of a Loan of the relevant type. Each reference in this Agreement to the '"NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date and amount of its Loan and all repayments of principal thereof and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to such Loan; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

      SECTION 2.05. Maturity of Loans. The Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

      SECTION 2.06. Interest Rates. (a) Each Loan (or portion thereof) when it is a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day it is a Base Rate Loan until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date such Base Rate Loan is so converted. Any overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Loan (or portion thereof) when it is a Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of .55% plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof.

      The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appear on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second Euro-Dollar Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum equal to the rate at which Morgan Guaranty Trust Company of New York is offered dollar deposits at or about 10:00 A.M., New York City time, two Euro-Dollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Euro-Dollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Euro-Dollar Loan to be outstanding during such Interest Period.

      "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2.55% plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2.55% plus the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to the overdue payment due to Morgan Guaranty Trust Company of New York are offered to Morgan Guaranty Trust Company of New York in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

      SECTION 2.07. Method of Electing Interest Rates. (a) The Loans shall bear interest initially at the Euro-Dollar Rate for the Interest Period specified by the Borrower in the Notice of Borrowing. Thereafter, the Borrower may from time to time elect to continue each Group of Euro-Dollar Loans (subject in each case to the provisions of Article 8) as of the last day of the then current Interest Period applicable to such Loans for an additional Interest Period. Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the last day of the then current Interest Period applicable to such Loan. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $20,000,000 or any larger multiple of $1,000,000.

     (b)   Each Notice of Interest Rate Election shall specify:

     (i) the Group of Loans (or portion thereof) to which such notice applies;

    (ii) the date on which the continuation selected in such notice is to be effective, which shall be the last day of the then current Interest Period applicable to such Loans; and

   (iii) the duration of such additional Interest Period; provided that, if at the time such notice is delivered an Event of Default has occurred and is continuing, the duration of the Interest Period with respect to any Euro-Dollar Loans to which such notice applies shall be one month.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be continued for an additional Interest Period of one month (subject to the provisions of Article 8).

     (d) If all Euro-Dollar Loans of a Group are converted into Base Rate Loans pursuant to Section 8.01, the provisions of Section 2.07 shall be applicable, mutatis mutandis, for the conversion of such Base Rate Loans back into Euro-Dollar Loans upon the Administrative Agent's notification that the circumstances giving rise to the suspension under Section 8.01 no longer exist.

     (e) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "BORROWING" subject to the provisions of Section 3.02.

      SECTION 2.08.  Mandatory Termination of Commitments.  The
Commitments shall terminate on the earlier of (i) the close of business on the Borrowing Date and (ii) the Commitment Termination Date.

      SECTION 2.09. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loans to Section 2.11, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Loan or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Loan, in each case in whole at any time, or from time to time in part in amounts aggregating $20,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

      SECTION 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 . The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) or continued on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c) , or if the Borrower fails to borrow, prepay or continue any Euro-Dollar Loan after notice has been given to any Bank in accordance with Section 2.03(a), 2.09(a) or 2.07(a), respectively, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such prepayment or conversion or continuation or failure to borrow, prepay, or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and setting forth the calculation thereof in reasonable detail, which certificate shall be conclusive in the absence of manifest error.

      SECTION 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.13. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

                                    ARTICLE 3
                                   CONDITIONS

      SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Co-Documentation Agents of the following documents, each dated the Closing Date unless otherwise indicated:

     (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.04;

     (b) an opinion of Weil, Gotshal & Manges LLP, counsel for the Obligors, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (c) an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

     (d) all documents the Co-Documentation Agents may reasonably request relating to the existence of each Obligor, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Co-Documentation Agents.

The Co-Documentation Agents shall promptly notify each Obligor and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

      SECTION 3.02. Borrowing. The obligation of any Bank to make its Loan on the occasion of the Borrowing is subject to the satisfaction of the following conditions:

     (a) the fact that the Closing Date shall have occurred on or prior to February 2, 1998;

     (b) receipt by the Administrative Agent of the Notice of Borrowing as required by Section 2.02;

     (c) the fact that, immediately before and after the Borrowing, no Default shall have occurred and be continuing;

     (d) the fact that the representations and warranties of the Obligors contained in this Agreement shall be true on and as of the Borrowing Date; and

     (e) receipt by the Co-Documentation Agents of evidence satisfactory to such Agents that the principal of and accrued interest on all loans outstanding under the Existing Credit Agreement on the Borrowing Date have been (or, after application of the proceeds of the Borrowing, will have been) paid in full.

The Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the Borrowing Date as to the facts specified in clauses (c) and
(d) of this Section.



                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      Each Obligor jointly and severally represents and warrants that:

      SECTION 4.01. Corporate Existence and Power. Each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of this Agreement and by the Borrower of the Notes are within the corporate powers of such Obligor and the Borrower, respectively, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of either Obligor or of any agreement evidencing or governing Debt or of any other material agreement, or of any judgment, injunction, order, decree or other material instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

      SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Obligor and each Note, when executed and delivered by the Borrower in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by Arthur Andersen L.L.P., copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related unaudited consolidated statements of earnings and cash flows for the six months then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

      (c) On the Closing Date, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, since December 31, 1997.

      SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of either Obligor, overtly threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

      SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

      SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than taxes due pursuant to any such assessment which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

      SECTION 4.09. Subsidiaries. (a) Each of the Borrower's corporate Significant Subsidiaries (other than the Guarantor, with respect to which representations and warranties comparable to those set forth in this Section are being made in Section 4.01) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to be or have any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower owns, directly or indirectly, 100% of the outstanding capital stock of the Guarantor.

      SECTION 4.10. Regulatory Restrictions on Borrowing. Neither Obligor is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

      SECTION 4.11. Full Disclosure. All information heretofore furnished by either Obligor to either Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by either Obligor to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.



                                    ARTICLE 5
                                    COVENANTS

      The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

      SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen L.L.P. or other independent public accountants of nationally recognized standing without any qualification or exception which (i) is of a "GOING CONCERN" or similar nature, (ii) relates to the limited scope of examination of matters relevant to such financial statements or (iii) relates to the treatment or classification of any item in such financial statements and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause an Event of Default under Sections 5.09(k), 5.10, 5.11 or 5.12;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of earnings and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 through 5.12 inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within ten days after any Senior Officer of either Obligor obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth the details thereof and the action which each Obligor is taking or proposes to take with respect thereto;

     (f) within ten days after the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) within ten days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
      (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

     (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

      SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

      SECTION 5.03. Insurance. The Borrower will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Borrower or in such Significant Subsidiary's own name), with financially sound and responsible insurance companies or pursuant to a self-insurance program, insurance on all their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

      SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause the Guarantor and each other Significant Subsidiary to preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business (except, solely with respect to any Significant Subsidiary other than the Guarantor, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect); provided that nothing in this Section shall prohibit
(i) the merger of a Significant Subsidiary into the Borrower or the merger or consolidation of a Significant Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary (provided that in the case of any such merger or consolidation involving the Guarantor, it or the Borrower must be the surviving corporation) and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Significant Subsidiary (other than the Guarantor) if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

      SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause the Guarantor and each other Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause the Guarantor and each other Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made in all material respects of all dealings and transactions in relation to its business and activities; and will permit, and will cause the Guarantor and each other Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

      SECTION 5.07. Mergers and Sales of Assets. The Borrower will not, and will not permit the Guarantor to, (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that (a) the Borrower may merge with another Person if (x) the Borrower is the corporation surviving such merger and
(y) after giving effect to such merger, no Default shall have occurred and be continuing and (b) the Guarantor may be a party to any merger or consolidation permitted by Section 5.04.

      SECTION 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, including (subject to the next sentence) acquisitions and repayment of amounts outstanding under the Existing Credit Agreement. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U.

      SECTION 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing as of July 1, 1996 securing Debt outstanding as of July 1, 1996 in an aggregate principal or face amount not exceeding $30,000,000;

     (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or substantial completion of construction thereof, as the case may be;

     (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens imposed by any governmental authority for taxes, assessments, governmental charges, duties or levies not yet due or which are being contested in good faith and by appropriate proceedings; provided adequate reserves with respect thereto are maintained on the books of the Borrower and its Consolidated Subsidiaries in accordance with generally accepted accounting principles;

     (h) carriers', warehousemen's, mechanics', transporters, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; provided any such Lien is either (x) discharged within five days of the date when payment of the obligation secured by such Lien is due or
      (y) is being contested in good faith by appropriate proceedings diligently conducted;

     (i) Liens (other than Liens described in clauses (g) or (h)) arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $20,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (j) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $20,000,000; and

     (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed the greater of (i) $100,000,000 and (ii) 15% of Consolidated Tangible Net Worth at the last day of the most recently ended fiscal quarter.

      SECTION 5.10. Debt to Total Capital. The Debt to Capital Ratio at the last day of each fiscal quarter shall be less than .60:1.

      SECTION 5.11. Interest Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the ratio of (i) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on such date to (ii) Consolidated Interest Expense for such period will not be less than 3.0 to 1.

      SECTION 5.12. Debt of Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than the Guarantor) to incur or at any time be liable with respect to any Debt other than (i) Debt owing to the Borrower or a wholly owned Subsidiary and (ii) other Debt in an aggregate principal amount outstanding not exceeding $250,000,000. For purposes of this Section any preferred stock of a Subsidiary held by a Person other than the Borrower or a wholly-owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "DEBT" of such Subsidiary.

      SECTION 5.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate (any such payment, investment, lease, sale, transfer, other disposition or transaction, an "AFFILIATE TRANSACTION") except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as terms that could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing, (ii) any Affiliate Transaction disclosed in the Prospectus or (iii) any Affiliate Transaction (other than any Affiliate Transaction described in clauses (i) or (ii)) in which the amount involved does not exceed $60,000. The approval by the independent directors of the board of directors of the Borrower or a Subsidiary of any Affiliate Transaction to which the Borrower or such Subsidiary is a party shall create a rebuttable presumption that such Affiliate Transaction is on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as terms that could have been obtained from a third party who was not an Affiliate.



                                    ARTICLE 6
                                    DEFAULTS

      SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest or fees payable hereunder within five Domestic Business Days of the due date thereof;

     (b) the Borrower shall fail to observe or perform any covenant contained in
      Article 5, other than those contained in Sections 5.01 through 5.06 and 5.13;

     (c) either Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
      (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by either Obligor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000;

     (j) judgments or orders for the payment of money in excess of $20,000,000 (net of any insurance with respect to which the carrier has acknowledged coverage) shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

     (k) at any time on or after the Trigger Date, Lauder Family Members shall cease at any time to hold (either of record or beneficially through a nominee), in the aggregate, Shares constituting in excess of 50% of the voting power represented by the aggregate number of Shares outstanding at such time;

     (l) the Borrower shall cease at any time to own, directly or indirectly, 100% of the outstanding capital stock of the Guarantor; or

     (m) the Guaranty or any provision thereof shall be found or held invalid or unenforceable by a court of competent jurisdiction or the Guarantor shall have repudiated its obligations under the Guaranty;

then, following the occurrence and during the continuance of every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; provided that in the case of any of the Events of Default specified in clause 6.01(g) or 6.01(h) above with respect to the Borrower, without any notice to the either Obligor or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

      SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 7
                                   THE AGENTS

      SECTION 7.01. Appointment and Authorizations. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank and Citibank, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each of Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank and Citibank, N.A. and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

      SECTION 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article 6.

      SECTION 7.04. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be counsel for either Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 7.05. Liability of Agents. No Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. No Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of either Obligor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Co- Documentation Agents; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by either Obligor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

      SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any of the Agents, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      SECTION 7.08. Successor Agents. Any Agent may resign at any time by giving notice thereof to the Banks and each Obligor. Upon any such resignation, the Required Banks shall have the right (after consulting with the Borrower) to appoint a successor to such Agent. If no successor to such Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

      SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

     (a) there no longer exists a Telerate British Bankers Assoc. Interest Settlement Rates Page and the Administrative Agent is advised by Morgan Guaranty Trust Company of New York that deposits in dollars (in the applicable amounts) are not being offered to it in the London interbank market for such Interest Period, or

     (b) Banks holding 50% or more of the aggregate principal amount of the Loans advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (at which point the provisions of Section 2.07(d) shall be applicable), (i) the obligations of the Banks to continue outstanding Loans as Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

      SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

      SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant interest period under
Section 2.13), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      SECTION 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

      "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by either Obligor pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

      "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by either Obligor to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if either Obligor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Obligor shall furnish to the Administrative Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) Each Obligor agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to
Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If either Obligor is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

      SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to continue outstanding Loans as Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro- Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be continued by such Bank as Euro-Dollar Loans shall instead be converted into Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

     (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

      SECTION 8.06. Substitution of Banks. If (i) the obligation of any Bank to continue outstanding Loans as Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks (which may be one or more of the Banks), satisfactory to the Borrower and the Agent, to purchase the Note of such Bank, for a purchase price equal to the outstanding principal amount of the Loans evidenced by such Note (together with any accrued and unpaid interest thereon and breakage costs, if any) or such other purchase price as such Bank and substitute bank or banks shall agree upon.



                                    ARTICLE 9
                                  MISCELLANEOUS

      SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of either Obligor or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or
(c) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Guarantor and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

      SECTION 9.02. No Waivers. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or overtly threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Each Indemnitee agrees to notify the Borrower promptly of any proceeding in respect of which it will seek indemnification hereunder; provided however that the failure of any Indemnitee so to notify the Borrower shall not affect the rights of such Indemnitee hereunder; but provided further that the Borrower shall be entitled to assert by separate action against such Indemnitee any claim for actual damages incurred by the Borrower as a consequence of such failure by such Indemnitee to give such notice. In the event any action, suit or proceeding is brought against any Indemnitee by any Person other than a Bank or the Agent or any of their respective affiliates (a "THIRD PARTY ACTION"), (i) the Borrower shall be entitled, upon written notice to such Indemnitee, to assume the investigation and defense thereof with counsel reasonably satisfactory to such Indemnitee unless (x) the employment by such Indemnitee of separate counsel has been specifically approved by the Borrower in writing or
(y) the designated parties to the proceeding in which such claim, demand, action or cause of action has been asserted include (or are reasonably likely to include) both such Indemnitee and any of the Borrower, the Guarantor, or any Affiliate (each, a "DESIGNATED RELATED PARTY") and in the opinion of counsel for such Indemnitee there exist one or more defenses that may be available to such Indemnitee which are in conflict with those available to any designated related party, (ii) such Indemnitee shall be entitled to employ separate counsel and to participate in the investigation and defense of any such third party action (whether or not the Borrower has elected to assume such investigation and defense as contemplated by clause (i) above) and (iii) the fees and expenses of any separate counsel employed by any Indemnitee in connection with any such third party action shall be borne by such Indemnitee except (x) under the circumstances contemplated by subclauses (x) and (y) of clause (i) above or (y) if such Indemnitee has reasonably concluded that the Borrower is failing actively and diligently to defend such third party action.

      SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

      SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor and the Required Banks (and, if the rights or duties of either Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for any scheduled termination of any Commitment, (iv) release the Guarantor from any of its obligations under Article 10 or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

      SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither Obligor may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to each Obligor and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and each Obligor and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) or (iv) of Section 9.05 without the consent of the Participant. Each Obligor agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section
2.13 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of and as a participating interest granted in accordance with this subsection.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $15,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of each Obligor, which shall not be unreasonably withheld, and the Administrative Agent; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank holding a Loan as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500; provided that no fee shall be paid for any such assignment which occurs within six months of the Effective Date. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 , 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      SECTION 9.07. Collateral. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 9.08. Governing Law, Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 9.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH OBLIGOR, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 9.11. Confidentiality. Each Agent and each Bank agrees to keep any information delivered or made available by either Obligor pursuant to this Agreement confidential from anyone other than persons employed or retained by such Agent or such Bank who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent an Agent or any Bank from disclosing such information (a) to any other Bank or to an Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by an Agent or any Bank prohibited by this Agreement or, to the knowledge of such Agent or such Bank, by any other Person as a result of a disclosure by such Person in violation of an obligation of confidentiality, (f) to the extent necessary, in connection with any litigation to which an Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or such Agent's legal counsel and independent auditors or (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee. Each Bank and each Agent shall give the Borrower prompt notice of any disclosure made by such Bank or such Agent, as the case may be, as permitted pursuant to clauses (c), (d) (other than any such disclosure made by any Bank to bank examiners during any examination of such Bank conducted in the ordinary course by such examiners) or (f) of this Section, but solely to the extent permitted by law and, in the case of any disclosure permitted pursuant to clause (f), solely to the extent that the interests of such Bank or such Agent, as the case may be, and the Borrower in the relevant litigation are not adverse in any material respect.

                                   ARTICLE 10
                                    GUARANTY

      SECTION 10.01. The Guaranty. Subject to Section 10.07, the Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement (including any interest, fees, costs, expenses and other obligations that accrue after the commencement of any bankruptcy, insolvency, reorganization or similar case or proceeding, or which would have accrued but for such case, proceeding or other action and whether or not such interest, fees, costs, expenses or other obligations are allowed or allowable as a claim in such case, proceeding or other action). Upon failure by the Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

      SECTION 10.02. Guaranty Unconditional. Subject to Section 10.07, the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under this Agreement or any Note, by operation of law or otherwise;

    (ii) any modification or amendment of or supplement to this Agreement or any Note;

   (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement or any Note;

    (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in this Agreement or any Note;

     (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

    (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement; or

   (vii) any other act or omission to act or delay of any kind by the Borrower, any Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

      SECTION 10.03. Discharge Only upon Payment in Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 10.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

      SECTION 10.05. Subrogation. Upon making any payment with respect to the Borrower hereunder, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement have been paid in full.

      SECTION 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks specified in Section 6.01 of this Agreement.

      SECTION 10.07. Limitation of Liability. Notwithstanding the other provisions of this Article 10, the obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law of any State of the United States.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              THE ESTEE LAUDER COMPANIES
                                    INC., as Borrower

                              By /s/ Andris Anuzis
                                 ------------------------------------------
                                 Title: Vice President and Treasurer
                                 Address: 7 Corporate Center Drive
                                          Melville, NY 11747
                                 Facsimile: (516) 847-6215



                              ESTEE LAUDER INC., as Guarantor

                              By /s/ Andris Anuzis
                                 ------------------------------------------
                                 Title: Vice President and Treasurer
                                 Address: 7 Corporate Center Drive
                                          Melville, NY 11747
                                 Facsimile: (516) 847-6215










Commitments:

$135,000,000                  MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK

                              By /s/ Patricia P. Lunka
                                 -------------------------------------
                                 Title: Vice President



$135,000,000                  THE CHASE MANHATTAN BANK

                              By /s/ Lorraine Littell-Pape
                                 -------------------------------------
                                 Title: Vice President



$135,000,000                  CITIBANK, N.A.

                              By /s/ Robert M. Spence
                                 -------------------------------------
                                 Title: Attorney in Fact



Total:

$405,000,000
============

                              MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK, as
                                   Administrative Agent

                              By /s/ Patricia P. Lunka
                                 ------------------------------------
                                 Title: Vice President
                                 Address: 60 Wall Street
                                          New York, NY 10260-0060
                                 Facsimile: (212) 648-5336


                              THE CHASE MANHATTAN BANK , as
                                   Co-Documentation Agent

                              By /s/ Lorraine Littell-Pape
                                 ------------------------------------
                                 Title: Vice President
                                 Address: 395 N. Service Road
                                          Melville, NY 11747
                                 Facsimile: (516) 755-0139


                              CITIBANK, N.A., as
                                   Co-Documentation Agent

                              By /s/ Robert M. Spence
                                 ------------------------------------
                                 Title: Attorney in Fact
                                 Address: 399 Park Avenue
                                          Zone 11, 8th Floor
                                          New York, NY 10043
                                 Facsimile: (212) 793-7460

                                                                     EXHIBIT A



                                      NOTE


New York, New York

___________ __, 199_

      For value received, THE ESTEE LAUDER COMPANIES INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of ______________________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of the Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

      The Loan made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to such Loan may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in the Credit Agreement dated as of January 28, 1998 among The Estee Lauder Companies Inc., as Borrower, Estee Lauder Inc., as Guarantor, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Chase Manhattan Bank and Citibank, N.A., as Co-Documentation Agents (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

      Pursuant to the terms of the Credit Agreement, the Guarantor has unconditionally guaranteed the full and punctual payment of all amounts payable under this Note.

      This note shall be governed by, and construed in accordance with, the laws of the State of New York.



                                    THE ESTEE LAUDER
                                      COMPANIES INC.


                                    By____________________
                                      Name:
                                      Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                        AMOUNT OF
              AMOUNT OF     TYPE OF     PRINCIPAL        NOTATION
    DATE         LOAN         LOAN        REPAID         MADE BY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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
                                                                     EXHIBIT B

                                   OPINION OF
                            COUNSEL FOR THE OBLIGORS

                                                    [Closing Date]

To the Banks and the Agents
Referred to Below
c/o The Chase Manhattan Bank and Citibank, N.A., as Co-Documentation Agents
[address]


Gentlemen:

      We have acted as counsel to The Estee Lauder Companies Inc., a Delaware corporation (the "BORROWER"), and Estee Lauder Inc., a Delaware corporation (the "GUARANTOR" and, together with the Borrower, the "OBLIGORS"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement dated as of January 28, 1998, among the Borrower, the Guarantor, the banks listed on the signature pages thereof (the "BANKS"), Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Chase Manhattan Bank and Citibank, N.A., as Co-Documentation Agents (the "CREDIT AGREEMENT"). This opinion is being rendered to you at the request of our clients pursuant to Section 3.01(b) of the Credit Agreement. Capitalized terms defined in the Credit Agreement and used but not otherwise defined herein are used herein as so defined.

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Obligors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures other than client, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Obligors and upon the representations and warranties of the Obligors contained in the Credit Agreement. As used herein, "TO OUR KNOWLEDGE" means the conscious awareness of facts or other information by any lawyer in our firm actively involved in negotiating the transactions contemplated by the Credit Agreement.

      Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that:

      1. Each of the Obligors is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective businesses as now being conducted.

      2. Each of the Obligors has all requisite corporate power and authority to execute and deliver the Credit Agreement and, in the case of the Borrower, the Notes, and to perform its obligations thereunder. The execution, delivery and performance of the Credit Agreement by each of the Obligors and the Notes by the Borrower and the consummation by each of the Obligors of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of the Obligors. The Credit Agreement has been duly and validly executed and delivered by each of the Obligors, and the Notes have been duly and validly executed and delivered by the Borrower, and (assuming the due authorization, execution and delivery of the Credit Agreement by the Banks, the Administrative Agent and the Co-Documentation Agents) constitute the legal, valid and binding obligation of each of the Obligors party thereto, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), except that no opinion is expressed with respect to the last sentence of Section 9.04 of the Credit Agreement.

      3. The execution and delivery of the Credit Agreement by the Obligors and of the Notes by the Borrower, and the consummation by either of the Obligors of the transactions contemplated thereby and compliance by each of the Obligors with any of the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of either of the Obligors, (ii) to our knowledge, any of the terms, conditions or provisions of any document, agreement of other instrument to which either of the Obligors is party or by which either of them is bound, (iii) any New York, Delaware corporate or federal law or regulations, or
(iv) to our knowledge, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on either of the Obligors.

      4. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Obligors of the Credit Agreement or, in the case of the Borrower, the Notes, or the consummation by either of the Obligors of the transactions contemplated thereby.

      5. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against either of the Obligors that questions the validity of the Credit Agreement or the Notes or which, if adversely determined, would have a material adverse effect on the businesses, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

      The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.



                              Very truly yours,

                              (COUNSEL FOR THE BORROWER)

                                                                    EXHIBIT D



                       ASSIGNMENT AND ASSUMPTION AGREEMENT



      AGREEMENT dated as of _________, 19__ among (NAME OF ASSIGNOR) (the "ASSIGNOR"), (NAME OF ASSIGNEE) (the "ASSIGNEE"), THE ESTEE LAUDER COMPANIES INC. (the "BORROWER"), ESTEE LAUDER INC. (the "GUARANTOR") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

      WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of January 28, 1998 among the Borrower, the Guarantor, the Assignor and the other Banks party thereto, as Banks, the Administrative Agent, and The Chase Manhattan Bank and Citibank, N.A., as Co-Documentation Agents (as amended, the "CREDIT AGREEMENT");

      WHEREAS, the Loan made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ is outstanding at the date hereof; and

      WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Outstanding Loan thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT") and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

      SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the

Loan made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [each Obligor and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement holding a Loan in an amount equal to the Assigned Amount, and (ii) the Assignor shall, as of the date hereof, be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

      SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(1) Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

      [SECTION 4. Consent of each Obligor and the Administrative Agent. This Agreement is conditioned upon the consent of each Obligor and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by each Obligor and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

      SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of either Obligor, or the validity and enforceability of the obligations of either Obligor in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of each Obligor.



---------------------------
      (1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

      SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              (NAME OF ASSIGNOR)

                              By_________________________
                                      Name:
                                      Title:



                              (NAME OF ASSIGNEE)

                              By__________________________
                                      Name:
                                      Title:



                              THE ESTEE LAUDER COMPANIES
                              INC.

                              By__________________________
                                      Name:
                                      Title:



                              ESTEE LAUDER INC.

                              By__________________________
                                      Name:
                                      Title:



                              MORGAN GUARANTY TRUST
                                COMPANY OF NEW YORK,
                                      as Administrative Agent

                              By__________________________
                                      Name:
                                      Title: